Exhibit 3.14

PAGE 1

I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “KINGS ISLAND COMPANY” FILED IN THIS OFFICE ON THE TWENTIETH DAY OF NOVEMBER, A.D. 1989, AT 9 O’CLOCK A.M.

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/s/ Michael Ratchford
SECRETARY OF STATE
*3600285
AUTHENTICATION:
922675232	09/24/1992
DATE:

8903240096

ARTICLES OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF KINGS ISLAND COMPANY

CARL H. LINDNER, who is President, and JAMES C. KENNEDY, who is Secretary, of Kings Island Company (“Company”), a Delaware corporation for profit with its principal location at 1209 Orange Street, Wilmington, New Castle County, Delaware, do hereby certify the following:

(1)    The present name of the corporation is Kings Island Company;

(2)    Amendments:

RESOLVED: That Article IV, Section 1 of the Certificate of Incorporation shall be amended and restated as follows:

Section 1. The aggregate number of shares of all classes of Capital Stock which the corporation shall have authority to issue is two thousand (2,000) shares, of which one thousand (1,000) shares shall be Preferred Stock, with a par value of One Dollar ($1.00) per share, issuable in one or more series, and one thousand (1,000) shares shall be Common Stock, with a par value of One Dollar ($1.00) per share.

(3)    Method of Adoption. The Amendment was adopted by an Action Taken in a Writing by the sole Shareholder of Kings Island Company and by an Action Taken in a Writing by All Members of the Board of Directors of Kings Island Company pursuant to Section 228 and Section 141 of the General Corporation Laws of the State of Delaware. These actions were taken on November 8, 1989, in accordance with Section 242 of the General Corporation Laws of the State of Delaware.

IN WITNESS WHEREOF, the above-named officers, acting for and on behalf of the Corporation, have subscribed their names this  8th  day of November, 1989.

/S/ CARL H. LINDNER
CARL H. LINDNER, President

/S/ JAMES C. KENNEDY
JAMES C. KENNEDY, Secretary

I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF KINGS ISLAND COMPANY FILED IN THIS OFFICE ON THE TWENTIETH DAY OF NOVEMBER, A.D. 1989, AT 9 O’CLOCK A.M.

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/s/ Michael Harkins
Michael Harkins, Secretary of State
AUTHENTICATION:
12439424
DATE:
893240096	12/05/1989

I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF KINGS ISLAND COMPANY FILED IN THIS OFFICE ON THE TWENTIETH DAY OF NOVEMBER, A.D. 1989, AT 9 O’CLOCK A.M.

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/s/ Michael Harkins
Michael Harkins, Secretary of State
AUTHENTICATION:
12439424
DATE:
893240096	12/05/1989

ARTICLES OF AMENDMENT TO THE CERTIFICATE

OF INCORPORATION OF KINGS ISLAND COMPANY

CARL H. LINDNER, who is President, and JAMES C. KENNEDY, who is Secretary, of Kings Island Company (“Company”), a Delaware corporation for profit with its principal location at 1209 Orange Street, Wilmington, New Castle County, Delaware, do hereby certify the following:

(1)      The present name of the corporation is Kings Island Company;

(2)      Amendments:

RESOLVED: That Article IV, Section 1 of the Certificate of Incorporation shall be amended and restated as follows:

Section 1. The aggregate number of shares of all classes of Capital Stock which the corporation shall have authority to issue is two thousand (2,000) shares, of which one thousand (1,000) shares shall be Preferred Stock, with a par value of One Dollar ($1.00) per share, issuable in one or more series, and one thousand (1,000) shares shall be Common Stock, with a par value of One Dollar ($1.00) per share.

(3)      Method of Adoption. The Amendment was adopted by an Action Taken in a Writing by the sole Shareholder of Kings Island Company and by an Action Taken in a Writing by All Members of the Board of Directors of Kings Island Company pursuant to Section 228 and Section 141 of the General Corporation Laws of the State of Delaware. These actions were taken on November 8, 1989, in accordance with Section 242 of the General Corporation Laws of the State of Delaware.

IN WITNESS WHEREOF, the above-named officers, acting for and on behalf of the Corporation, have subscribed their names this 8th day of November, 1989.

/S/ CARL H. LINDER
CARL H. LINDNER, President

/S/ JAMES C. KENNEDY
JAMES C. KENNEDY, Secretary

UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS OF

KINGS ISLAND COMPANY

The undersigned, constituting all of the members of the Board of Directors of KINGS ISLAND COMPANY, a Delaware corporation, (the “Corporation”), do hereby adopt, by this Unanimous Written Consent, the following resolution with the same force and effect as if adopted at a meeting of the Board of Directors duly called and held for the purpose:

RESOLVED, that the contribution to the capital by the Corporation to its wholly-owned subsidiary, KIC Investments Inc., a Delaware corporation (“KIC”), of $63,114,321.26 (book value) or $63,295,731.73 (market value), be, and it hereby is, ratified, confirmed and approved; said capital contribution being in the form of the cash and securities contained in the Custody Account with The Chase Manhattan Bank, N.A. as assigned by the Corporation to KIC and effective as of December 4, 1992; and further

RESOLVED, that the proper officers of the Corporation be and each of them hereby is authorized and directed to execute and deliver any and all documents and to perform all such acts which may be necessary to effectuate the intent of the foregoing resolution.

Dated:    December 7, 1992

/s/ Michael F. Bartok	/s/ Michael B. Estabrooks
Michael F. Bartok	Michael B. Estabrooks

/s/ Raymond M. Nowak
Raymond M. Nowak

ACTION TAKEN IN A WRITING BY ALL MEMBERS

OF THE BOARD OF DIRECTORS OF KINGS ISLAND COMPANY

PURSUANT TO SECTION 141 OF THE

GENERAL CORPORATION LAWS OF THE STATE OF DELAWARE

BY THIS WRITING, the undersigned, being all the members of the Board of Directors of Kings Island Company, do hereby adopt the following resolutions:

WHEREAS, the Certificate of -Incorporation of Kings Island Company authorizes the issuance of Two Hundred Thousand (200,000) shares of common stock, One Dollar ($1.00) par value, One Hundred Forty-Nine Thousand Six Hundred Fifty (149,650) shares of which are now issued and outstanding and One Million (1,000,000) shares of preferred stock, One Dollar ($1.00) par value, none of which are now issued and outstanding; and

WHEREAS, in order to reduce the annual franchise tax burden of the Company, it is deemed to be in the best interest of the Company and its stockholders to recapitalize the outstanding common stock of the Company and reduce the authorized shares of common stock to One Thousand (1,000) shares of the same class and the same par value and to reduce the authorized shares of preferred stock to One Thousand (1,000) shares of the same class and the same par value; and

WHEREAS, the reduction in stated capital resulting from the recapitalization of outstanding common stock of the Company in no way affects the Company’s ability to pay its debts; and

WHEREAS, the Company has obtained the consent to recapitalization of the outstanding common shares and reduction in authorized shares from Continental Illinois National Bank and Trust Company, the holder of all outstanding shares of the Company under a Pledge Agreement with American Financial Corporation dated as of October 16, 1987.

RESOLVED: That the holder of One Hundred Forty-Nine Thousand Six Hundred Fifty (149,650) shares of common stock, One Dollar ($1.00) par value, shall become the holder of Seven Hundred Fifty (750), duly authorized, validly issued, fully paid and non-assessable shares of common stock, One Dollar ($1.00) par value. The shareholder shall receive a stock certificate representing its shares of stock upon the surrender of its previous stock certificate.

FURTHER RESOLVED: That as a result of such capitalization, the stated capital of the Company shall be reduced from $149,650 to $750 and that an entry shall be made on the Company’s financial records which reduces the amount of stated capital by One Hundred Forty-Eight Thousand Nine Hundred Dollars ($148,900), and increases the level of paid in surplus by One Hundred Forty-Eight Thousand Nine Hundred Dollars ($148,900).

FURTHER RESOLVED: That Article IV, Section 1 of the Certificate of Incorporation shall be amended and restated as follows:

“Section 1.    The aggregate number of shares of all classes of Capital Stock which the corporation shall have authority to issue is Two Thousand (2,000) shares, of which One Thousand (1,000) shares shall be Preferred Stock, with a par value of One Dollar ($1.00) per share, issuable in one or more series, and One Thousand (1,000) shares shall be Common Stock, with a par value of One Dollar ($1.00) per share.”

FURTHER RESOLVED: That the foregoing amendments be submitted to the sole shareholder for approval.

Signed this 8th. day of November, 1989.

/s/ CARL H. LINDER	/s/ ROBERT C. LINTZ
CARL H. LINDER	ROBERT C. LINTZ

/s/ S. CRAIG LINDER	/s/ CHARLES S. MECHEM, JR.
S. CRAIG LINDER	CHARLES S. MECHEM, JR.

ACTION TAKEN IN A WRITING BY THE SOLE STOCKHOLDER

OF KINGS ISLAND COMPANY

PURSUANT TO SECTION 228 OF THE

GENERAL CORPORATION LAWS OF THE STATE OF DELAWARE

BY THIS WRITING, the undersigned, being the sole stockholder of Kings Island Company, does hereby adopt the following resolutions:

WHEREAS, the Certificate of Incorporation of Kings Island Company authorizes the issuance of Two Hundred Thousand (200,000) shares of common stock, One Dollar ($1.00) par value, One Hundred Forty-Nine Thousand Six Hundred Fifty (149,650) shares of which are now issued and outstanding and One Million (1,000,000) shares of preferred stock, One Dollar ($1.00) par value, none of which are now issued and outstanding; and

WHEREAS, in order to reduce the annual franchise tax burden of the Company, it is deemed to be in the best interest of the Company and its stockholders to recapitalize the outstanding common stock of the Company and reduce the authorized shares of common stock to One Thousand (1,000) shares of the same class and the same par value and to reduce the authorized shares of preferred stock to One Thousand (1,000) shares of the same class and the same par value; and

WHEREAS, the reduction in stated capital resulting from the recapitalization of outstanding common stock of the Company in no way affects the Company’s ability to pay its debts; and

WHEREAS, the Company has obtained the consent to recapitalization of the outstanding common shares and reduction in authorized shares from Continental Illinois National Bank and Trust Company, the holder of all outstanding shares of the Company under a Pledge Agreement with American Financial Corporation dated as of October 16, 1987.

RESOLVED:     That the holder of One Hundred Forty-Nine Thousand Six Hundred Fifty (149,650) shares of common stock, One Dollar ($1.00) per share, shall become the holder of Seven Hundred Fifty (750), duly authorized, validly issued, fully paid and non-assessable shares of common stock, One Dollar ($1.00) par value. The shareholder shall receive a stock certificate representing its shares of stock upon the surrender of its previous stock certificate.

FURTHER RESOLVED:    That Article IV, Section 1 of the Certificate of Incorporation shall be amended and restated as follows:

“Section 1.    The aggregate number of shares of all classes of Capital Stock which the corporation shall have authority to issue is Two Thousand (2,000) shares, of which One Thousand (1,000) shares shall be Preferred Stock, with a par value of One Dollar ($1.00) per share, issuable in one or more series, and One Thousand (1,000) shares shall be Common Stock, with a par value of One Dollar ($1.00) per share.

Signed this 8th day of November, 1989.

AMERICAN FINANCIAL CORPORATION

BY:	/s/ JAMES C. KENNEDY
JAMES C. KENNEDY, Secretary

8400960169

RESTATED CERTIFICATE OF INCORPORATION

OF

KINGS ENTERTAINMENT COMPANY

KINGS ENTERTAINMENT COMPANY, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.    The name of the Corporation is KINGS ENTERTAINMENT COMPANY. The date of filing its original Certificate of Incorporation with the Secretary of State of Delaware was January 13, 1984.

2.    This Restated Certificate of Incorporation restates, integrates and further amends the original Certificate of Incorporation of this Corporation by amending Article IV thereof and by adding Articles V through VIII.

3.    The text of the original Certificate of Incorporation is hereby amended to read as herein set forth in full:

ARTICLE I

The name of this corporation is KINGS ENTERTAINMENT COMPANY.

ARTICLE II

The address of its registered office in the State of Delaware is 100 West Tenth Street,

in the City of Wilmington, County of New Castle. The name and address of the registered agent in charge thereof is The Corporation Trust Company, 100 West Tenth Street, Wilmington, Delaware 19801.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

SECTION 1.    The, Corporation shall be authorized to issue three classes of shares of capital stock to be designated “Preferred Stock”, “Class A Common Stock” and “Class 8 Common Stock”; the total number of shares of capital stock which the Corporation shall have authority to issue is 536,500; the total number of shares of Preferred Stock shall be 212,500, and each share shall have a par value of $100; the total number of shares of Class A Common Stock shall be 162,000, and each share shall have a par value of $1.00; and the total number of shares of Class B Common Stock shall be 162,000, and each share shall have a par value of $1.00. Each share of common stock issued and outstanding prior to the filing of this Restated Certificate of Incorporation shall, upon the filing hereof, and without further act or deed, be converted into, and shall become, one share of Class A Common Stock, and certificates representing shares of said common stock, shall thereafter represent shares of Class A Common Stock.

SECTION 2.    The following is a statement of the designations and powers, preferences and rights, and qualifications, limitations or restrictions thereof, in respect of each class of capital stock of the Corporation.

Part A.     Preferred Stock

1.       Dividends.     “Dividends”, as used in this Part A, shall mean all Dividends provided for in paragraph 1A of this Part A.

1A.    Quarterly Dividends.    Subject to paragraph 8G of this Part A, the holders of the Preferred Stock shall be entitled to receive, as and when declared by the Board of Directors out of funds legally available for such purpose, cash Dividends (“Quarterly Dividends”) at the rate of $11 per share per annum (computed on the basis of a full calendar year, being 365 or 366 days, as the case may be), and no more, payable quarterly on the last day of March, June, September and December of each year, commencing June 30, 1984. Dividends on the shares of Preferred Stock shall be cumulative and shall accrue and so become cumulative, whether or not declared, from and after the date of their original issuance and delivery to one of the purchasers named in the Purchase Agreements hereinbelow referred to, which date shall prior to issuance and delivery thereof be inserted in the certificates evidencing such shares. Dividends on shares of Preferred Stock evidenced by any certificate subsequently delivered upon transfer of or in exchange for any shares evidenced by a certificate issued and delivered to such purchaser (or upon successive transfers or exchanges) shall accrue and Be cumulative from the same date as the Dividends on the shares evidenced by the certificate in exchange for which such new certificate is being delivered. Each certificate for any shares of Preferred Stock delivered upon transfer of or exchange for any shares evidenced by a certificate issued and delivered to such purchaser (or upon successive transfers or exchanges) shall have inserted in it prior to such delivery the same date as that inserted in the certificate originally issued and delivered to such purchaser. Accumulations of Dividends shall not bear interest. Each Quarterly Dividend or other Dividend on the Preferred Stock shall be paid to the holders of record on the date fifteen days prior to the date on which such Dividends are to be paid. A Dividend on account of arrears for any past Dividend period may be declared and paid at any time without reference to any quarterly payment date.

1B.    Restrictions on Dividends, Distributions, Redemptions.     So long as any Preferred Stock shall remain outstanding, no shares of any class of stock of the Corporation shall be redeemed by the Corporation or purchased or otherwise acquired by the Corporation, directly or indirectly, other than redemptions of Preferred Stock pursuant to paragraph 8 of this Part A and as provided in the Stockholders’ Agreement between the Corporation and the shareholders of the Corporation named therein. In addition, if at any time, there shall be either “(a)” any accrued and unpaid Dividends on any shares of Preferred Stock then outstanding or (b) any redemption required by this Part A to be made of the shares of Preferred Stock then outstanding which has not been made, no dividends whatsoever of any kind may be declared or paid upon, nor shall any distribution of any kind be made upon, any share of any class of stock of the Corporation other than the Preferred Stock.

2.       Liquidation.     Upon any liquidation (complete or partial), dissolution or winding up of the Corporation, whether voluntary or involuntary (for purposes of this paragraph (2), a “liquidation”), the holders of the shares of Preferred Stock shall be entitled, before any distribution or payment is made upon any shares of any other class of stock of the Corporation, to be paid out of the net assets of the Corporation available for distribution to its stockholders (whether from capital, surplus or earnings) an amount, in cash per share equal to the sum of $100 per share (subject to adjustment as provided in paragraph 3 of this art A and after certain partial redemptions as provided paragraph 8 of this Part A), plus an amount equal to accrued and unpaid Dividends thereon to the date of such payment, whether or not declared (such sum being herein called the “Liquidation Payment”), and the holders of the Preferred Stock shall hot be entitled to any further distribution or payment. If upon such liquidation of the Corporation, whether voluntary or involuntary, the net assets of the Corporation to be distributed among the holders of the capital stock of the Corporation shall be insufficient to permit payment to the holders of Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be distributed to the holders of the capital stock of the Corporation shall be distributed ratably among the holders of the Preferred Stock, in proportion to the Liquidation Payment due under this paragraph 2 to each such holder. Upon any such liquidation of the Corporation, but only after each holder of the Preferred Stock shall have been paid in full the Liquidation Payment to which such holder is entitled, the remaining assets of the Corporation may be distributed to the holders of other capital stock of the Corporation. Written notice of such liquidation, stating a-payment date;” the amount of the Liquidation Payment and the place where the amount distributable shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment dare stated therein, to each holder of record of the Preferred Stock, such notice to be addressed to each such holder at its post office address as shown by the records of the Corporation. Neither the consolidation nor merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the. Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation of the Corporation within the meaning of any of the provisions of this paragraph 2.

3.      Subdivision or Combination.     If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Preferred Stock, the Liquidation Payment per share, the Redemption Price (as defined below) per share, the Redemption Premium (as defined below) per share and the number of shares required to be redeemed on any Mandatory Redemption Date pursuant to paragraph 8D of this Part A or permitted to be redeemed on any or all Mandatory Redemption Date(s) pursuant to paragraph 8E(1) of this Part A shall be proportionately, reduced or increased, as the case may be.

4.      Limitations on Issuance.     No share of Preferred Stock shall be issued by the Corporation except pursuant to the Purchase Agreements (the “Purchase Agreements”) dated as of April 2, 1984 entered into severally by the Corporation and certain institutional investors listed in Schedule I thereto, providing, among other things, for the issuance and sale by the Corporation to one of said investors of an aggregate of 212,500 shares of the Preferred Stock, or on transfers, substitutions or exchanges as provided in paragraphs 6 and 7 of this Part A.